UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2010

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed by Skechers U.S.A., Inc. ( the "Company"), on January 30, 2010, the Company entered into a Limited Liability Company Agreement with HF Logistics I, LLC ("HF") through Skechers RB, LLC, a wholly-owned subsidiary of the Company, regarding the ownership and management of HF Logistics-SKX, LLC, a Delaware limited liability company (the "JV"). The purpose of the JV is to acquire and develop real property consisting of approximately 110 acres situated in Moreno Valley, California (the "Property"), and to construct approximately 1,820,000 square feet of buildings and other improvements (the "Project") to lease to the Company as a distribution facility. The Company, through Skechers RB, LLC make an initial cash capital contribution of $30 million and HF made an initial capital contribution of land to the JV in April 2010.

On April 30, 2010, the JV, through HF Logistics-SKX T1, LLC, a Delaware limited liability company and wholly-owned subsidiary of the JV, entered into a construction loan agreement with Bank of America, N.A. as administrative agent and as a lender, and Raymond James Bank FSB, as a lender (collectively, the "Construction Loan Agreement"). Bank of America, N.A. also acts as a lender and syndication agent under the Company's credit agreement dated June 20, 2009, as amended. Under the terms of the Construction Loan Agreement, the JV may borrow up to $55.0 million to be used for construction of the Project on the Property (the "Loan"). The interest rate on the Loan is the daily British Bankers Association LIBOR rate (subject to a minimum of 1.5% in the event that the daily British Bankers Association LIBOR rate is below 1.5%) plus a margin of 4.5%. The Loan matures on April 30, 2012 although the maturity date can be extended six months upon payment of a $25,000 extension fee. The Construction Loan Agreement is subject to customary covenants and events of default.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The execution of the Construction Loan Agreement described in Item 1.01 constitutes the creation of a direct financial obligation of the JV, of which the Company owns a 50% equity interest. The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

May 6, 2010	By:	Philip Paccione

Name: Philip Paccione
Title: Corporate Secretary